Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

AMONG

B/E AEROSPACE, INC.,

AND

KLX INC.

Dated as of [                        ], 2014

i

ii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [                      ], 2014, by and between B/E AEROSPACE, INC., a corporation organized under the laws of the State of Delaware (“B/E”), and KLX INC., a corporation organized under the laws of the State of Delaware (“KLX”).  Each of B/E and KLX is sometimes referred to herein as a “Party” and together, as the “Parties”.

WHEREAS B/E and KLX have entered into a Separation and Distribution Agreement as of the date hereof (the “Separation Agreement”) pursuant to which B/E shall separate into two separate, publicly traded companies, which shall operate the Manufacturing Business and the CMS Business, respectively, and distribute to the holders of issued and outstanding B/E Common Stock on a pro rata basis (in each case without consideration being paid by such shareholders), through a spin-off, all of the outstanding shares of common stock, par value $0.01 per share, of KLX; and

WHEREAS, in connection with the Separation and Distribution, the Parties desire to enter into this Agreement as a complement to the Separation Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Separation Agreement, and intending to be legally bound hereby, B/E and KLX hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.01                             Certain Defined Terms.

Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Separation Agreement.  As used in this Agreement:

“B/E Adjustment Ratio” means a fraction, the numerator of which is the B/E Pre-Distribution Stock Value and the denominator of which is the B/E Post-Distribution Stock Value.

“B/E Annual Incentive Plan” means any annual incentive bonus or commission program maintained by B/E.

“B/E Common Stock” means the shares of common stock, par value $0.01 per share, of B/E.

“B/E Deferred Compensation Plan” means the B/E Aerospace Inc. 2010 Deferred Compensation Plan, as amended.

“B/E DSU” means any stock unit held by a non-employee member of the Board pursuant to the B/E NEDDSP.

“B/E Employee” means any individual who shall be employed by a member of the B/E Group on and after the Distribution Date.

“B/E ESPP” means the Amended and Restated 1994 Employee Stock Purchase Plan, as amended.

“B/E Equity Awards” means B/E RSAs, B/E RSUs, including any B/E Performance Award, and B/E DSUs.

“B/E LTIP” means the B/E Aerospace, Inc. 2005 Long-Term Incentive Plan, as amended.

“B/E NEDDSP” means the B/E Aerospace, Inc. Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan, as amended.

“B/E Non-Employee Director” means any individual who shall be a non-employee member of the Board immediately after the Distribution Date.

“B/E Performance Award” means the portion of any B/E RSA or RSU that is subject to performance-based vesting.

“B/E Post-Distribution Stock Value” means the opening price per share of the B/E Common Stock trading on the first trading day following the Distribution Date during Regular Trading Hours.

“B/E Pre-Distribution Stock Value” means the closing price per share of the B/E Common Stock trading regular way with due bills on the Distribution Date during Regular Trading Hours.

“B/E Rabbi Trust” means the B/E Aerospace Inc. Deferred Compensation Plan Rabbi Trust.

“B/E RSA” means the portion of any restricted stock awards issued under the B/E LTIP that is subject only to time-based vesting.

“B/E RSU” means the portion of any RSUs issued under the B/E LTIP that is subject only to time-based vesting.

“B/E Savings Plan” means the Amended and Restated B/E Aerospace Inc. Savings Plan, as amended.

“B/E Welfare Plan” means any Welfare Plan sponsored or maintained by one or more members of the B/E Group as of immediately prior to the Distribution Date.

“Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored or maintained by such entity or to which such entity is a party.

“CMS Business Employee” means an individual whose employment duties primarily related to the CMS Business immediately prior to the Distribution Date.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Committee” means the Compensation Committee of the Board

“Employee Records” means all records pertaining to employment, including benefits, eligibility, training history, performance reviews, disciplinary actions, job experience and history and compensation history.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“KLX Conversion Ratio” means a fraction, the numerator of which is the B/E Pre-Distribution Stock Value and the denominator of which is the KLX Post-Distribution Stock Value.

“KLX Employee” means any individual who shall be employed by KLX or a member of the KLX Group on and after the date two days prior to the Distribution Date, except for those employees identified on Schedule 1.01, who shall transfer employment from B/E to KLX as of the Distribution Date, and excluding, for all purposes under this Agreement, the Chief Executive Officer of KLX.

“KLX Equity Awards” means KLX RSAs and RSUs and any other awards to be granted under the KLX LTIP.

“KLX Non-Employee Director” means any individual who shall be a non-employee member of the board of directors of KLX immediately after the Distribution Date and who is not a B/E Non-Employee Director.

“KLX Post-Distribution Stock Value” means the opening price per share of the KLX Common Stock trading on the first trading day following the Distribution Date during Regular Trading Hours.

“Manufacturing Business Employee” means an individual whose employment duties primarily related to the Manufacturing Business immediately prior to the Distribution Date.

“Regular Trading Hours” means the period beginning at 9:30 AM, New York City time, and ending at 4:00 PM, New York City time.

“RSU” means a right to receive a share of common stock of B/E or KLX, as applicable, in the future.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, or cashable credits.

The following terms have the meanings set forth in the Sections set forth below:

Definition	Location

“B/E”	Preamble
“Former B/E Employee”	2.02(c)
“Former KLX Employee”	2.02(b)
“FICA”	2.01(e)
“FSA Participation Period”	4.04(a)
“FUTA”	2.01(e)
“KLX”	Preamble
“KLX Deferred Compensation Plan”	5.01(a)
“KLX Deferred Compensation Obligations”	5.01(d)
“KLX DSU”	3.03(c)
“KLX ESPP”	3.04
“KLX FSA”	4.03
“KLX LTIP”	3.02
“KLX Non-Employee Director Deferred Compensation Plan”	5.02
“KLX Performance Award”	3.03(e)
“KLX RSA”	3.03(a)
“KLX RSU”	3.03(c)
“KLX Welfare Plans”	4.01(a)
“Party”	Preamble
“Separation Agreement”	Recitals

Section 1.02                             Interpretation and Rules of Construction

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)                                     when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii)                                  the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)                               whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv)                              the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)                                 all terms defined in this Agreement have the defined meanings when used in any Ancillary Agreement, or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi)                              if there is any conflict between the provisions of the Separation Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the body of this Agreement and the Schedules hereto, the provisions of the body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(vii)                           the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(viii)                        references to a Person are also to its successors and permitted assigns.

Article II

ASSIGNMENT OF EMPLOYEES

Section 2.01                             Active Employees.

(a)                                                                                 Generally.  Except as otherwise set forth in this Agreement, effective not later than the Distribution Date, the employment of each Manufacturing Business Employee who is employed by a member of the KLX Group shall be assigned and transferred to B/E or a member of the B/E Group.  The employment of each CMS Business Employee who is employed by a member of the B/E Group shall be assigned and transferred to KLX or a member of the KLX Group.

(b)                                                                                 At Will Employment.  Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the KLX Group or the B/E Group to continue the employment of any employee for any period of time following the Distribution Date or to change the employment status of any employee from “at will,” to the extent such employee is an “at will” employee under applicable Law.

(c)                                                                                  Severance.  The Distribution and the assignment, transfer or continuation of the employment of employees in connection therewith shall not be deemed a severance of employment of any employee for purposes of any plan, policy, practice or arrangement of any member of the B/E Group or KLX Group.

(d)                                                                                 Not a Change of Control/Change in Control.  Neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of Section 409A of the Code or any Benefit Plan of B/E Group or KLX Group.

(e)                                                                                  Payroll and Related Taxes.  With respect to the portion of the tax year occurring prior to the day immediately following the Distribution Date, B/E will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all KLX Employees and Former KLX Employees for such period.  With respect to the remaining portion of such tax year, KLX will (A) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding KLX Employees and (B) furnish a Form W-2 or similar earnings statement to all KLX Employees.  With respect to each KLX Employee, B/E and KLX shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (1) treat KLX (or the applicable member of the KLX Group) as a “successor employer” and B/E (or the applicable member of the B/E Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (2) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Distribution Date with respect to each such KLX Employee for the tax year during which the Distribution Date occurs, and (3) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such KLX Employee for the tax year in which the Distribution Date occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53.

(f)                                                                                   Employment Contracts.  Effective as of the Distribution Date, KLX will assume and honor, or will cause a member of the KLX Group to assume and honor, the agreements to which any KLX Employee is party with any member of the B/E Group, that are set forth on Schedule 2.01(f).

Section 2.02                             Former Employees.

(a)                                                                                 General Principle.  Except as otherwise provided in this Agreement, each former employee of the KLX Group or the B/E Group as of the Distribution Date will be considered a former employee of the business as to which his or her duties were primarily related immediately prior to his or her termination of employment with all of KLX, B/E and their respective Affiliates.

(b)                                                                                 Former KLX Employees.  Former employees of the KLX Group as of the Distribution Date shall be deemed to include all employees who, as of their last day of employment with all of KLX, B/E and their respective Affiliates, had employment duties primarily related to the CMS Business (collectively, the “Former KLX Employees”).

(c)                                                                                  Former B/E Employees.  Former employees of the B/E Group as of the Distribution Date shall be deemed to include all employees who, as of their last day of employment with all of KLX, B/E and their respective Affiliates, had employment duties primarily related to the Manufacturing Business (collectively, the “Former B/E Employees”).

Section 2.03                             Employment Law Obligations.

(a)                                                                                 Compliance With Employment Laws.  On and after the Distribution Date (i) the members of the KLX Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of the KLX Employees and (ii) the members of the B/E Group shall remain responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of the B/E Employees and the treatment of the Former B/E Employees and Former KLX Employees in respect of their former employment with B/E.

Section 2.04                             Employee Records.

(a)                                                                                 Employee Records Relating to KLX Employees and Former KLX Employees.  All Employee Records and data in any form relating to KLX Employees and Former KLX Employees shall be the property of KLX, except that data pertaining to the KLX Employee or Former KLX Employee and relating to any period that to the KLX Employee or Former KLX Employee was employed by a member of the B/E Group prior to the Distribution shall be jointly owned by KLX and B/E.

(b)                                                                                 Employee Records Relating to B/E Employees and Former B/E Employees.  All Employee Records and data in any form relating to B/E Employees and Former B/E Employees shall be the property of B/E, except that data pertaining to the B/E Employee or Former B/E Employee and relating to any period that the B/E Employee or Former B/E Employee was employed by KLX, B/E or any of their respective Affiliates prior to the Distribution shall be jointly owned by KLX and B/E.

(c)                                                                                  Sharing of Records.  The Parties shall use their respective reasonable commercial efforts to provide each other such Employee Records and information only as necessary or appropriate to carry out their obligations under applicable Law (including, without limitation, any relevant privacy protection laws or regulations in any applicable jurisdictions), this Agreement or the Separation Agreement or the Transition Services Agreement, or for the purposes of administering their respective employee Benefit Plans and policies.  Subject to applicable Law, all information and Employee Records regarding employment and personnel matters of (i) B/E Employees and Former B/E Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by B/E in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records and (ii) KLX Employees and Former KLX Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by KLX in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records.  The Parties shall reimburse each other for any reasonable costs incurred in copying or transmitting any records requested pursuant to this Section 2.04.

(d)                                                                                 Access to Records.  To the extent consistent with applicable privacy protection laws or regulations, access to such Employee Records after the Distribution Date will be provided to KLX and B/E in accordance with the Separation Agreement.  In addition, notwithstanding anything to the contrary, KLX shall retain reasonable access to those Employee Records retained by B/E necessary for KLX’s continued administration of any plans or programs on behalf of Employees after the Distribution Date, provided that such access shall be limited to individuals who have a job-related need to access such Employee Records.  KLX shall also retain copies of all restrictive covenant agreements with any B/E Employee or Former B/E Employee in which KLX has a valid business interest.

(e)                                                                                  Maintenance of Employee Records.  With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, KLX and B/E shall each comply with all applicable Laws, regulations and internal policies, and each Party shall indemnify and hold harmless the other Party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(f)                                                                                   No Access to Computer Systems.  Except as set forth in the Separation Agreement or the Transition Services Agreement, no provision of this Agreement shall give either Party direct access to the computer systems of the other Party, unless specifically permitted by the owner of such systems.

(g)                                                                                  Relation to Separation Agreement.  The provisions of this Section 2.04 shall be in addition to, and not in derogation of, the provisions of the Separation Agreement governing Confidential Information and access to and use of employees, Information and Records.

(h)                                                                                 Confidentiality.  Except as otherwise set forth in this Agreement, all Employee Records and data relating to employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement.

(i)                                                                                     Cooperation.  Each member of the B/E Group and KLX Group shall use reasonable commercial efforts to share, retain and maintain data and Employee Records that are necessary or appropriate to further the purposes of this Section 2.04 and for each other to administer their respective Benefit Plans to the extent consistent with this Agreement and applicable Law.  Except as provided under the Transition Services Agreement, neither B/E nor KLX shall charge the other any fee for such cooperation.  The Parties agree to cooperate as long as is reasonably necessary to further the purposes of this Section 2.04.

Article III

EQUITY AWARDS

Section 3.01                             General Principles.

(a)                                                                                 B/E and KLX shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this ARTICLE III, including, to the extent practicable, providing written notice or similar communication to each employee who holds one or more awards granted under the B/E LTIP informing such employee of (i) the actions contemplated by this ARTICLE III with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under the B/E Equity Plan during which time awards may not be exercised or settled, as the case may be.

(b)                                                                                 From and after the Distribution, (i) a grantee who has outstanding awards under the B/E LTIP or the KLX LTIP shall be considered to have been employed by the applicable plan sponsor before and after the Distribution for purposes of (x) vesting and (y) determining the date of termination of employment as it applies to any such award and (ii) for purposes of determining whether any “change in control” has occurred with respect to any B/E Equity Award or KLX Equity Award, (A) a “change in control” shall only be deemed to have occurred for purposes of any award that is held by an B/E Employee upon a “change in control” of B/E and (B) a “change in control” shall only be deemed to have occurred for purposes of any award that is held by a KLX Employee upon a “change in control” of KLX.

(c)                                                                                  No award described in this ARTICLE III, whether outstanding or to be issued, adjusted, substituted, assumed, converted or cancelled by reason of or in connection with the Distribution, shall be issued, adjusted, substituted, assumed, converted or cancelled until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws.  Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

Section 3.02                             Establishment of Long-Term Incentive Plan.  On or prior to the Distribution Date, KLX shall establish a long-term incentive plan for the benefit of eligible KLX Employees that is substantially similar to the B/E LTIP (the “KLX LTIP”), except that the KLX LTIP will also provide for the granting of the KLX RSAs, KLX RSUs, KLX DSUs and KLX Performance Awards to be granted pursuant to Section 3.03 hereof.  Prior to the Distribution Date, B/E, as the sole stockholder of KLX, shall approve the KLX LTIP.

Section 3.03                             Treatment of Outstanding B/E Equity Awards.

(a)                                                                                 B/E RSAs held by KLX Employees and KLX Non-Employee Directors.  Rather than participate in the Distribution, the B/E RSAs that are outstanding, unvested and held by a KLX Employee or KLX Non-Employee Director as of immediately prior to the Effective Time shall be assumed by KLX upon the Effective Time and the holder thereof shall be entitled to receive, in replacement of his or her B/E RSAs, as soon as practicable following the Effective Time, a number of restricted shares of KLX Common Stock (“KLX RSAs”), which shall be equal to the number of shares subject to such B/E RSAs immediately prior to the Effective Time, multiplied by the KLX Conversion Ratio and rounded down to the nearest whole share (with each separate vesting tranche of KLX RSAs comprising the holder’s aggregate number of KLX RSAs being rounded up or down to the nearest whole share).  Each KLX RSA described in the preceding sentence shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding B/E RSA immediately prior to the Effective Time (including vesting); provided, however, that from and after the Effective Time the vesting of each KLX RSA shall be determined based upon continued service with the KLX Group.

(b)                                                                                 B/E RSAs held by B/E Employees and B/E Non-Employee Directors.  Rather than participate in the Distribution, the B/E RSAs that are outstanding, unvested and held by a B/E Employee, Former B/E Employee, B/E Director and Former KLX Employee as of immediately prior to the Effective Time shall, as soon as practicable following the Effective Time, be adjusted by multiplying the number of shares of B/E Common Stock subject to such B/E RSAs immediately prior to the Effective Time by the B/E Adjustment Ratio and rounding down to the nearest whole share (with each separate vesting tranche of B/E RSAs comprising the holder’s aggregate number of B/E RSAs being rounded up or down to the nearest whole share).  Following the Effective Time, the adjusted B/E RSAs shall remain subject to the same terms and conditions as applicable to the B/E RSA prior to the Effective Time.

(c)                                                                                  B/E RSUs and B/E DSUs held by KLX Employees and KLX Non-Employee Directors.  The B/E RSUs or B/E DSUs that are outstanding and held by a KLX Employee or KLX Non-Employee Director, as of immediately prior to the Effective Time, shall be assumed by KLX and converted, as soon as practicable following the Effective Time, into an award of RSUs (“KLX RSUs”) or DSUs (“KLX DSUs”), as applicable, over KLX Common Stock equal to the number of shares subject to such B/E RSUs or B/E DSUs immediately prior to the Effective Time, multiplied by the KLX Conversion Ratio and rounded down to the nearest whole share (with each separate vesting tranche of KLX RSUs comprising the holder’s aggregate number of KLX RSUs being rounded up or down to the nearest whole share). Each KLX RSU or KLX DSU described in the preceding sentence shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding B/E RSU or B/E DSU, as applicable, immediately prior to the Effective Time (including vesting); provided, however, that from and after the Effective Time the vesting of each KLX RSU shall be determined based upon continued service with the KLX Group.

(d)                                                                                 B/E RSUs and B/E DSUs held by B/E Employees and B/E Non-Employee Directors.  The B/E RSUs and B/E DSUs that are outstanding and held by a B/E Employee, B/E Non-Employee Director, Former B/E Employee, or Former KLX Employee, as of immediately prior to the Effective Time shall be adjusted, as soon as practicable following the Effective Time, by multiplying the number of shares subject to such B/E RSUs or B/E DSUs immediately prior to the Effective Time by the B/E Adjustment Ratio and rounding down to the nearest whole share (with each separate vesting tranche of B/E RSUs comprising the holder’s aggregate number of B/E RSUs being rounded up or down to the nearest whole share). Following the Effective Time, all adjusted B/E RSUs and adjusted B/E DSUs shall remain subject to the same terms and conditions as applicable to the B/E RSU or B/E DSU prior to the Effective Time.

(e)                                                                                  B/E Performance Awards held by KLX Employees. The B/E Performance Awards that are outstanding and held by a KLX Employee, as of immediately prior to the Effective Time, shall be assumed by KLX upon the Effective Time and converted into an award, subject to performance-based vesting, over KLX Common Stock (“KLX Performance Award”). The target number of shares of B/E Common Stock subject to each such B/E Performance Award shall be converted into a target number of shares of KLX Common Stock subject to each KLX Performance Award in the manner set forth above in Section 3.03(a) or 3.03(c), as applicable.  The board of directors of KLX (or any duly authorized committee or representative thereof) will set new performance targets for the period following the Effective Time.  Following the Effective Time, the KLX Performance Awards shall remain subject to the same terms and conditions as applicable to the corresponding B/E Performance Awards prior to the Effective Time (including the annual performance targets previously set by the Board, or any duly authorized committee or representative thereof, for the portion of the performance period prior to the Effective Time), except that the attainment of any annual performance target for the portion of the performance period after the Effective Time shall be determined by reference to the performance target set by the board of directors of KLX (or any duly authorized committee or representative thereof).

(f)                                                                                   B/E Performance Awards held by B/E Employees. The B/E Performance Awards that are outstanding and held by a B/E Employee, shall be converted as of the Effective Time into an adjusted B/E Performance Award. The target number of shares of B/E Common Stock subject to each such B/E Performance Award prior to the Effective Time shall be adjusted in the manner set forth above in Section 3.03(b) or 3.03(d), as applicable.  The Board (or any duly authorized committee or representative thereof) shall set new performance targets for the period following the Effective Time.  Following the Effective Time, the B/E Performance Awards shall remain subject to the same terms and conditions as applicable to the B/E Performance Awards prior to the Effective Time (including the annual performance targets previously set by the Board, or any duly authorized committee or representative thereof, for the portion of the performance period prior to the Effective Time).

Section 3.04                             Employee Stock Purchase Plan.  Effective as of the Distribution Date, KLX shall establish an employee stock purchase plan for the benefit of KLX Employees that is substantially similar to the B/E ESPP (the “KLX ESPP”).  Prior to the Distribution Date, B/E, as the sole stockholder of KLX, shall approve the KLX ESPP

(a)                                                                                 Unless otherwise decided by the Committee in its sole discretion, all payroll deductions under the B/E ESPP shall cease following the last payroll payment date prior to the Distribution Date.  The option period that would be in progress on the Distribution Date shall be shortened so that the exercise shall occur the day prior to the Distribution Date.

Section 3.05                             Section 16(b) of the Exchange Act; Code Section 162(m).

(a)                                                                                 By approving the adoption of this Agreement, the respective Boards of Directors of each of B/E and KLX intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by non-employee directors and officers of each of B/E and KLX.

(b)                                                                                 Notwithstanding anything in this Agreement to the contrary (including the treatment of deferred compensation plans, outstanding equity awards and annual incentive awards as described herein), B/E and KLX agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that a federal income tax deduction for the payment of such deferred compensation or equity award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code.

Section 3.06                             Liabilities for Settlement of Awards. Except as provided for pursuant to Section 3.08, from and after the Effective Time (a) B/E shall be responsible for all Liabilities associated with B/E Equity Awards, including share delivery, registration or other obligations related to the exercise, vesting or settlement of the B/E Equity Awards and (b) KLX shall be responsible for all Liabilities associated with KLX Equity Awards, including any option exercise, share delivery, registration or other obligations related to the exercise, vesting or settlement of the KLX Equity Awards.

Section 3.07                             Form S-8.  Upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, KLX shall prepare and file with the SEC one or several registration statements on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of KLX Common Stock at a minimum equal to the number of shares that are or may be subject to KLX Equity Awards.  KLX shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any KLX Equity Awards remain outstanding.

Section 3.08                             Tax Reporting and Withholding for Equity-Based Awards.  A member of the B/E Group will be responsible for all income, payroll, or other tax reporting related to income of B/E Employees, B/E Non-Employee Directors, Former B/E Employees, or Former KLX Employees from B/E Equity Awards, and a member of the KLX Group will be responsible for all income, payroll, or other tax reporting related to income of KLX Employees and KLX Non-Employee Directors from KLX Equity Awards.  Further, a member of the B/E Group shall be responsible for remitting applicable tax withholdings for B/E Employees, Former B/E Employees and Former KLX Employees to each applicable taxing authority, and a member of the KLX Group shall be responsible for remitting applicable tax withholdings for KLX Employees to each applicable taxing authority.  B/E and KLX acknowledge and agree that the Parties will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

Article IV

CERTAIN U.S. WELFARE BENEFIT MATTERS

Section 4.01                             Establishment of Welfare Plans.

(a)                                                                                 On or prior to January 1, 2015, KLX shall establish and adopt Welfare Plans that will provide welfare benefits to each eligible KLX Employee who is, as of the Distribution Date, a participant in any of the B/E Welfare Plans (and their eligible spouses and dependents, as the case may be) under terms and conditions that are substantially similar to the B/E Welfare Plans (the “KLX Welfare Plans”).  Coverage and benefits under the B/E Welfare Plans shall then be provided to the KLX Employees on an uninterrupted basis under the newly established KLX Welfare Plans which shall contain substantially the same terms and conditions as in effect under the corresponding B/E Welfare Plans immediately prior to the Distribution Date, unless otherwise noted on Schedule 4.01(a).  KLX Employees shall cease to be eligible for coverage under the B/E Welfare Plans on January 1, 2015, unless otherwise noted on Schedule 4.01(a).  For the avoidance of doubt, KLX shall not participate in any B/E Welfare Plans on or after January 1, 2015, and B/E Employees and Former B/E Employees shall not participate in any KLX Welfare Plans at any time.  During the period, if any, after the Distribution Date and before January 1, 2015, coverage for KLX Employees under the B/E Welfare Plans shall be provided pursuant to the terms set forth in the Transition Services Agreement.

(b)                                                                                 KLX shall use commercially reasonable efforts to cause all KLX Welfare Plans (to the extent not already waived or taken into account, as applicable, prior to the date hereof) to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to KLX Employees, other than limitations that were in effect with respect to such KLX Employees as of the Distribution Date under the B/E Welfare Plans, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a KLX Employee to the extent such KLX Employee had satisfied any similar limitation under the analogous B/E Welfare Plan as of the Distribution Date.

(c)                                                                                  Unless otherwise noted on Schedule 4.01(c), B/E shall retain Liability and responsibility in accordance with the applicable B/E Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by KLX Employees (and their dependents and beneficiaries) under such plans prior to January 1, 2015 and KLX shall retain Liability and responsibility in accordance with the KLX Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by KLX Employees (and their dependents and beneficiaries) on or following January 1, 2015.  For purposes of this Section 4.01, a benefit claim shall be deemed to be incurred as follows: (i) when the event giving rise to the benefit under the applicable plan has occurred as set forth in the governing plan documents, if it is clear based on the governing documents of both the B/E Welfare Plan and KLX Welfare Plans which plan should be responsible for the claim or, if not, as follows: (ii) (A) health, dental, vision, employee assistance program, education assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (B) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, or other event giving rise to such benefits.  The members of the B/E Group shall retain liability and responsibility in accordance with the applicable B/E Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) for individuals who, immediately prior to January 1, 2015, are Former KLX Employees (and their dependents and beneficiaries), including any such employee on long-term disability on January 1, 2015.

(d)                                                                                 Benefit Elections and Designations.  As of January 1, 2015, KLX shall cause the KLX Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each KLX Employee under, or with respect to, the corresponding B/E Welfare Plan for the plan year in which the Distribution occurs.  Notwithstanding the foregoing, nothing in this Section 4.01 will prohibit KLX from soliciting or causing the solicitation of new election forms or beneficiary designations from KLX Employees to be effective under the KLX Welfare Plan as of January 1, 2015.

Section 4.02                             Accrued Paid Time Off.  KLX shall credit each KLX Employee with the amount of accrued but unused vacation time, sick time and other time-off benefits as such KLX Employee had with the B/E Group as of January 1, 2015.

Section 4.03                             Flexible Spending Accounts.  On or prior to January 1, 2015, KLX shall establish and adopt KLX Welfare Plans that will provide health care flexible spending account and dependent care flexible spending account benefits to KLX Employees (each a “KLX FSA”).

Section 4.04                             COBRA and HIPAA.  B/E shall retain responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Former KLX Employees who, prior to the Distribution Date, were covered under a B/E Welfare Plan pursuant to COBRA.  B/E shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the B/E Welfare Plans with respect to KLX Employees.  The Parties agree that neither the Distribution nor any transfers of employment that occur in connection with and on or prior to the Distribution shall constitute a COBRA qualifying event for purposes of COBRA; provided, that, in all events, KLX shall assume, or shall have caused the KLX Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to KLX Employees who, on or after January 1, 2015 incur a qualifying event for purposes of COBRA.

Section 4.05                             Third Party Vendors.  Except as provided below, to the extent any B/E Welfare Plan is administered by a third-party vendor, B/E and KLX will cooperate and use their reasonable commercial efforts to “clone” any contract with such third-party vendor for KLX and to maintain any pricing discounts or other preferential terms for both B/E and KLX.  Neither party shall be liable for failure to obtain such pricing discounts or other preferential terms for KLX.  Each party shall be responsible for any additional premiums, charges or administrative fees that such party may incur pursuant to this Section 4.05

Article V

NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 5.01                             Deferred Compensation Plan.

(a)                                                                                 Prior to the Distribution Date, KLX shall establish a nonqualified deferred compensation plan that is identical in all material respects to the B/E Deferred Compensation Plan (the “KLX Deferred Compensation Plan”) for the benefit of each KLX Employee who is, immediately prior to the Distribution Date, a participant in the B/E Deferred Compensation Plan.  KLX shall be responsible for any and all Liabilities and other obligations with respect to the KLX Deferred Compensation Plan, and KLX shall assume and fully perform, pay and discharge, all obligations of the B/E Deferred Compensation Plan relating to KLX Employees as of the Distribution Date.

(b)                                                                                 Prior to the Distribution Date, KLX shall establish a trust in a form that is identical in all material respects to the B/E Rabbi Trust as in effect as of the Distribution Date (the “KLX Rabbi Trust”).  In connection with the assumption of the Liabilities under the B/E Deferred Compensation Plan in respect of KLX Employees, B/E shall, prior to the Distribution Date, transfer Assets from the B/E Rabbi Trust to the KLX Rabbi Trust. The amount of Assets to be transferred to the KLX Rabbi Trust shall be determined by multiplying the value of the Liabilities to be transferred to the KLX Deferred Compensation Plan by a fraction, the numerator of which is the fair market value of the assets held in the B/E Rabbi Trust immediately prior to the transfer and the denominator of which is the amount of Liabilities of the B/E Deferred Compensation Plan immediately prior to the transfer.  The valuation of Liabilities shall be calculated by the record keeper for the B/E Deferred Compensation Plan and the value of Assets shall be calculated by the Trustee of the B/E Rabbi Trust, and such valuations shall be approved by B/E and KLX.

(c)                                                                                  To the extent consistent with the funding objectives of the transfer described in Section 5.01(b), above, B/E shall, in determining the types of Assets to transfer to the KLX Rabbi Trust, direct the trustee of the B/E Rabbi Trust to transfer life insurance policies with respect to which KLX Employees are the insureds. B/E and KLX may agree in writing to modify the amount of Assets to be transferred to the KLX Rabbi Trust, as calculated under the provisions of Section 5.01(b), if the cash value of the insurance policies naming the KLX Employees exceeds the amount calculated.

(d)                                                                                 Upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, KLX shall prepare and file with the SEC one or several registration statements on Form S-8 (or another appropriate form) registering under the Securities Act the unsecured obligations of KLX to pay deferred compensation in the future in accordance with the terms of the KLX Deferred Compensation Plan (the “KLX Deferred Compensation Obligations”).  KLX shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any KLX Deferred Compensation Obligations remain outstanding.

Section 5.02                             Non-Employee Directors Deferred Compensation Plan.  On or prior to the Distribution Date, KLX shall establish a nonqualified deferred compensation plan for the benefit of the non-employee KLX Non-Employee Directors that is substantially similar to the B/E NEDDSP (the “KLX Non-Employee Director Deferred Compensation Plan”).

Article VI

U.S. DEFINED CONTRIBUTION PLAN

Section 6.01                             B/E Savings Plan.

(a)                                                                                 On or prior to the Distribution Date, B/E and KLX shall take all necessary actions to convert the B/E Savings Plan to a multiple employer plan and add KLX as a sponsor to the B/E Savings Plan.  On and after the Distribution Date, KLX Employees who participated in the B/E Savings Plan prior to the Distribution Date shall continue to participate on the B/E Savings Plan on the same terms and conditions as applied prior to the Distribution Date.  On and after the Distribution Date, all contributions payable to the B/E Savings Plan with respect to KLX Employees, determined in accordance with the terms and provisions of the B/E Savings Plan, ERISA and the Code, shall be paid by KLX to the B/E Savings Plan.

(b)                                                                                 The B/E Savings Plan shall provide, effective as of the Distribution Date, (i) for the establishment of a KLX Common Stock fund and (ii) that such KLX Common Stock fund shall receive a transfer of and hold all shares of KLX Common Stock distributed in connection with the Distribution in respect of shares of B/E Common Stock.  All participants in the B/E Savings Plan will be prohibited from increasing their holdings in such KLX Common Stock fund under the B/E Savings Plan, and may elect to liquidate their holdings in such KLX Common Stock fund and invest those monies in any other investment fund offered under the B/E Savings Plan.

Article VII

ANNUAL INCENTIVE PLANS

Section 7.01                             B/E Annual Incentive Plans.

(a)                                                                                 2014 Bonuses.  B/E shall pay eligible KLX Employees a cash bonus payment equal to the full annual cash bonus amount earned by such KLX Employee for 2014, as determined by B/E, immediately prior to the Distribution Date.  B/E shall be entitled to the benefit of any tax deduction in respect of the cash bonus payment made pursuant to this Section 7.01(a).

(b)                                                                                 Future Annual Incentive Plans.  Each of B/E and KLX are expected to implement their own annual incentive plans for calendar year 2015 in which B/E Employees and KLX Employees, respectively, will participate.  KLX shall be solely responsible for funding, paying and discharging all obligations relating to any annual cash incentive awards that any KLX Employee is eligible to receive under any KLX annual incentive plan with respect to payments made on account of performance periods beginning at or after January 1, 2015, and B/E shall be solely responsible for funding, paying and discharging all obligations relating to any annual cash incentive awards that any B/E Employee is eligible to receive under any B/E Annual Incentive Plan with respect to payments made on account of performance periods beginning at or after January 1, 2015.

Article VIII

COMPENSATION MATTERS AND GENERAL BENEFIT AND EMPLOYEE MATTERS

Section 8.01                             Restrictive Covenants in Employment and Other Agreements.  To the fullest extent permitted by the agreements described in this Section 8.01 and applicable Law, B/E shall assign, or cause an applicable member of the B/E Group to assign (including through notification to employees, as applicable), to KLX or a member of the KLX Group, as designated by KLX, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the B/E Group and a KLX Employee, with such assignment to be effective as of the Distribution Date.  To the extent that assignment of such agreements is not permitted, effective as of the Distribution Date, each member of the KLX Group shall be considered to be a successor to each member of the B/E Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the B/E Group and a KLX Employee, such that each member of the KLX Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the KLX Group; provided, however, that in no event shall B/E be permitted to enforce such restrictive covenant agreements against KLX  Employees for action taken in their capacity as employees of a member of the KLX Group.

Section 8.02                             Termination of Participation.  Except as otherwise provided under this Agreement, effective as of the Distribution Date, KLX Employees shall cease participation in each B/E Benefit Plan and shall no longer be eligible to participate in any B/E Benefit Plan.

Section 8.03                             Leaves of Absence.  KLX will continue to apply the appropriate leave of absence policies applicable to inactive KLX Employees who are on an approved leave of absence as of the Distribution Date.  Leaves of absence taken by KLX Employees prior to the Distribution Date shall be deemed to have been taken as employees of a member of the KLX Group.

Section 8.04                             Workers’ and Unemployment Compensation.  All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a B/E Employee, Former B/E Employee, KLX Employee or Former KLX Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, prior to the Distribution Date shall be retained by B/E.  Effective as of the Distribution Date, KLX, acting through the member of the KLX Group employing each KLX Employee, will be responsible for (a) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and providing all notices to KLX Employees required by applicable workers’ compensation Laws and (b) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies.

Section 8.05                             Preservation of Rights to Amend.  The rights of B/E or KLX to amend or terminate any plan, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 8.06                             Confidentiality.  Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in the Separation Agreement.

Section 8.07                             Administrative Complaints/Litigation.  To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both B/E Employees (or Former B/E Employees) and KLX Employees (or Former KLX Employees) and such action involves employment or Benefit Plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of B/E Employees (or Former B/E Employees) and KLX Employees (or Former KLX Employees) included in or represented by the putative or certified plaintiff class.  The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 8.07.

Section 8.08                             Reimbursement and Indemnification.  To the extent provided for under this Agreement, each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective Welfare Plans and other Benefit Plans.  All Liabilities retained, assumed, or indemnified against by KLX pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by B/E pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement.  Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the KLX Group to pay or reimburse to any member of the B/E Group any benefit-related cost item that a member of the KLX Group has paid or reimbursed to any member of the B/E Group prior to the Effective Time; and (ii) no provision of this Agreement shall require any member of the B/E to pay or reimburse to any member of the KLX Group any benefit-related cost item that a member of the B/E Group has paid or reimbursed to any member of the KLX Group prior to the Effective Time.

Section 8.09                             Fiduciary Matters.  Each Party acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard.  Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 8.10                             Section 409A.  B/E and KLX shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any KLX Employee, KLX Non-

Employee Director, Former KLX Employee, B/E Employee, B/E Non-Employee Director or Former B/E Employee, in respect of their respective benefits under any Benefit Plan.  In the event the Parties determine that the actions described in this Agreement may result in any KLX Employee, KLX Non-Employee Director, Former KLX Employee, B/E Employee, B/E Non-Employee Director or Former B/E Employee becoming subject to additional taxes pursuant to Section 409A of the Code, the Parties agree to cooperate in good faith to modify the procedures described in this Agreement to prevent such KLX Employee, KLX Non-Employee Director, Former KLX Employee, B/E Employee, B/E Non-Employee Director or Former B/E Employee from becoming subject to such additional tax.

Article IX

MISCELLANEOUS

Section 9.01                             Limitation of Liability.  IN NO EVENT SHALL ANY MEMBER OF THE B/E GROUP OR THE KLX GROUP BE LIABLE TO ANY MEMBER OF THE KLX GROUP OR THE B/E GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN ARTICLE VII OF THE SEPARATION AGREEMENT.

Section 9.02                             Expenses.  Except as otherwise provided in this Agreement in this Agreement, the Separation Agreement or in any Ancillary Agreement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.  Notwithstanding anything in this Agreement, the Separation Agreement or in any Ancillary Agreement to the contrary, all KLX Transaction Costs shall be borne by KLX and all B/E Transaction Costs shall be borne by B/E.

Section 9.03                             Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties hereto at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.03):

(a)                                 if to B/E:

1400 Corporate Center Way
Wellington, FL 33414
Facsimile:  (561) 791-3966
Attention:  Ryan Patch

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue
New York, NY  10022-6069
Telecopy:  (212) 848-7179

Attention:                 Creighton O’M. Condon, Esq.
Robert M. Katz, Esq.

(b)                                 if to KLX:

1300 Corporate Center Way
Wellington, FL 33414
Facsimile:  [•]
Attention:  Roger Franks

with copies to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY  10022-6069
Telecopy:  (212) 848-7179

Attention:                 Creighton O’M. Condon, Esq.
Robert M. Katz, Esq.

Section 9.04                             Public Announcements.  Following the Effective Time, neither Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Separation Agreement or the transactions contemplated by this Agreement or the Separation Agreement without the prior written consent of the other Party unless otherwise required by Law or applicable stock exchange regulation, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release or public announcement.

Section 9.05                             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 9.06                             Entire Agreement.  This Agreement and the other Distribution documents constitute the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof and thereof.  Irrespective of anything else contained herein, the Parties do not intend for this Agreement constitute the establishment or adoption of, or amendment to, any Benefit Plan, and no person participating in any such Benefit Plan shall have any claim or cause of action, under ERISA or otherwise, in respect of any provision of this Agreement as it relates to any such Benefit Plan or otherwise.

Section 9.07                             Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties hereto or (b) by a waiver in accordance with Section 9.08.

Section 9.08                             Waiver.  Either Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party and (b) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of either Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 9.09                             Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.  Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) the sale of all or substantially all of such Party’s Assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party.  No assignment permitted by this Section 9.08 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 9.10                             Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.11                             Currency.  Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

Section 9.12                             Tax Matters.  Notwithstanding anything in this Agreement to the contrary, except for those tax matters specifically addressed herein, the Tax Sharing Agreement will be the exclusive agreement among the Parties with respect to all Tax matters, including indemnification in respect of Tax matters.

Section 9.13                             Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.14                             Effect if Distribution Does Not Occur.  Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement or Transition Services Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

Section 9.15                             Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14.

Section 9.16                             Survival of Covenants.  Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants and agreements contained in this Agreement and each Ancillary Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive the Distribution and shall remain in full force and effect.

Section 9.17                             Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

B/E AEROSPACE, INC.

By
Name:
Title:

KLX INC.

By
Name:
Title: